Exhibit B.4
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.
Date: May 2, 2007

CHARLES F. DOLAN

By:	*

HELEN A. DOLAN

By:	*

JAMES L. DOLAN

By:	/s/ James L. Dolan

THOMAS C. DOLAN

By:	/s/ Thomas C. Dolan

PATRICK F. DOLAN

By:	*

KATHLEEN M. DOLAN, individually and as a Trustee for Dolan Grandchildren Trust, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust, the CFD Trust No. 1, the CFD Trust No. 2, the CFD Trust No. 3, the CFD Trust No. 4, the CFD Trust No. 5 and the CFD Trust No. 6, and as Trustee of the Charles Dolan 1989 Trust, the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust

By:	*

MARIANNE DOLAN WEBER

By:	*

DEBORAH A. DOLAN-SWEENEY

By:	*

LAWRENCE J. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust

By:	*

DAVID M. DOLAN, as a Trustee of the Charles F. Dolan 2001 Family Trust

By:	*

PAUL J. DOLAN, as a Trustee of the Dolan Grandchildren Trust the D.C. Kathleen Trust, the D.C. James Trust, the CFD Trust No. 1 and the CFD Trust No. 6

By:	*

MATTHEW J. DOLAN, as a Trustee of the D.C. Marianne Trust, the D.C. Thomas Trust, the CFD Trust No. 3 and the CFD Trust No. 5

By:	*

MARY S. DOLAN, as a Trustee of the D.C. Deborah Trust, the D.C. Patrick Trust, the CFD Trust No. 2 and the CFD Trust No. 4

By:	*

* By:	/s/ Brian G. Sweeney
Brian G. Sweeney
As Attorney-in-Fact